EX-99.23.i.ii

J. W. BROWN (1911-1995)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN               441 VINE STREET           LAWRENCE A. ZEINNER
LYNNE SKILKEN                   CINCINNATI, OHIO 45202
AMY G. APPLEGATE               TELEPHONE (513) 381-2121           OF COUNSEL
KATHRYN KNUE PRZYWARA          TELECOPIER (513) 381-2125       GILBERT BETTMAN
MELANIE S. CORWIN                                                (1918 - 2000)



                                December 21, 2000



AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

         RE: AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541
             -------------------------------------------------------------

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 13 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 15 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                               Very truly yours,

                                /s/

                               Brown, Cummins & Brown Co., L.P.A.